EXHIBIT A: Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2007.

Defu Dong	/s/ Defu Dong

Defu Dong

Oasis Land Limited	By:	/s/ Defu Dong

	Name:	Defu Dong
	Title:	Director

Dong’s Family Trust	For and on behalf of
HSBC International Trustee Limited, as trustee for
Dong’s Family Trust

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

	Name:	Andrew T. Chan, Danny W. K. Tsui
	Title:	Associate Director, Associate Director

HSBC International Trustee Limited	For and on behalf of
HSBC International Trustee Limited

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui

	Name:	Andrew T. Chan, Danny W. K. Tsui
	Title:	Associate Director, Associate Director

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